DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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            The Dreyfus/Laurel Funds, Inc.

-          Dreyfus Core Equity Fund

            (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 MUTUAL FUND PROXY FACT SHEET FOR:

 DREYFUS CORE EQUITY FUND

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record	AUGUST 31, 2018	OFFICES OF THE DREYFUS CORPORATION
Mail	SEPTEMBER 14, 2018	200 PARK AVENUE, 7th FLOOR
Meeting	OCTOBER 31, 2018 @9:30 AM (ET)	NEW YORK, NEW YORK 10166
ADDITIONAL INFORMATION		CONTACT INFORMATION
Tickers	SEE PAGE 6	Inbound Line	1-877-478-5047
CUSIPs	SEE PAGE 6	Website	www.dreyfus.com

What are shareholders being asked to vote on?

The Proposal

To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Dreyfus Core Equity Fund (the “Fund”) to Dreyfus Worldwide Growth Fund (the “Acquiring Fund”), in exchange solely for Class A, Class C and Class I shares of the Acquiring Fund having an aggregate net asset value equal to the value of the Fund’s net assets and the assumption by the Acquiring Fund of the Fund’s stated liabilities (the “Reorganization”). Class A, Class C and Class I shares of the Acquiring Fund received by the Fund in the Reorganization will be distributed by the Fund to its shareholders in liquidation of the Fund, after which the Fund will cease operations and will be terminated as a series of The Dreyfus/Laurel Funds, Inc. (“Company”). Holders of Class A, Class C or Class I shares of the Fund would receive Class A, Class C or Class I shares of the Acquiring Fund, respectively.

BOARD OF DIRECTORS UNANIMOUS RECOMMENDATION – FOR

What is happening?

The Company’s Board of Directors initially called a special meeting of shareholders of the Fund, to be held on June 6, 2018 (which was adjourned to August 1, 2018), to vote on the proposed reorganization of the Fund.

The Fund did not meet the requirement of having more than 50% of its outstanding shares voted in favor of the reorganization at the initial meeting, and as of the adjournment thereof. Those shares that were voted were overwhelmingly in favor of the reorganization (approximately 48% of the Fund’s outstanding shares, representing 92% of the Fund’s shares voted).

Given the percentage of favorable votes actually cast and the small percentage of votes remaining necessary to approve the reorganization, the Company’s Board of Directors set a new record date of August 31, 2018 and called to reconvene the special meeting of shareholders, to be held on October 31, 2018, in order to continue to solicit votes necessary to consummate the proposed reorganization.

What if a shareholder has already cast a vote for the initial meeting?

Shareholders of record as of April 3, 2018 who voted at the initial meeting (or any adjournment thereof), and who continued to hold Fund shares as of August 31, 2018, do not need to take further action with respect to the proposal. Any such Fund shareholders, however, may revoke their vote by submitting a new proxy or by attending the reconvened meeting and voting in person.

For Internal Distribution Only                                                                                                                                                        Page 1

How does the Company’s Board recommend I vote?

After careful review, the Company’s Board of Directors has unanimously approved the proposed reorganization. The Company’s Board of Directors believes that the reorganization will permit Fund shareholders to pursue substantially similar investment goals in a much larger combined fund that has a lower total annual expense ratio than, and a comparable performance record for the one-, five- and ten-year periods ended December 31, 2017 to that of, the Fund. In approving the reorganization, the Company’s Board of Directors determined that the reorganization is in the best interests of the Fund and that the interests of the Fund’s shareholders will not be diluted as a result of the reorganization. The Company’s Board of Directors recommends that you read the proxy materials carefully and then vote FOR the proposal.

How will shareholders benefit from the proposed Reorganization?

The Company’s Board of Directors believes that the reorganization will permit Fund shareholders to pursue substantially similar investment goals in a much larger combined fund. As of June 29, 2018, the Acquiring Fund had approximately $619.2 million and the Fund had approximately $161.1 million in net assets. In addition, the Acquiring Fund’s Class A, Class C and Class I shares had lower total annual expense ratios than the Fund’s Class A, Class C and Class I shares, respectively, based on the expenses of each fund as of its most recent fiscal year end. As of June 29, 2018, Class A, Class C and Class I shares of the Acquiring Fund continued to have lower expense ratios than Class A, Class C and Class I shares of the Fund, respectively. See “Will the Proposed Reorganization Result in a Higher Management Fee or Higher Total Fund Expenses?” below and “Summary—Comparison of the Acquiring Fund and the Fund—Fees and Expenses” in the Prospectus/Proxy Statement. The Acquiring Fund’s Class A, Class C and Class I shares also had a comparable performance record to that of the corresponding class of Fund shares for the one-, five- and ten-year periods ended December 31, 2017. See “Summary—Past Performance” in the Prospectus/Proxy Statement. Management believes that, by combining the Fund with the Acquiring Fund, shareholders of the Fund also should benefit from more efficient portfolio management and certain operational efficiencies. The reorganization should enable Dreyfus, as the Acquiring Fund’s investment adviser, and Fayez Sarofim & Co. (“Sarofim & Co.”), as the Acquiring Fund’s sub-investment adviser, to more efficiently manage the larger combined fund’s portfolio through various measures, including trade orders and executions, and permit the funds’ service providers— including Dreyfus—to operate and service a single fund (and its shareholders), instead of having to operate and service both funds with similar shareholder bases. The potential benefits of the reorganization are described in greater detail in the Prospectus/Proxy Statement.

If approved, what will happen to my Fund investment as a result of the Reorganization?

You will become a shareholder of Dreyfus Worldwide Growth Fund (the “Acquiring Fund”), an open-end investment company managed by The Dreyfus Corporation (“Dreyfus”), on or about December 7, 2018 (the “Closing Date”), and will no longer be a shareholder of Dreyfus Core Equity Fund (the “Fund”). You will receive Class A, Class C or Class I shares of the Acquiring Fund corresponding to your Class A, Class C or Class I shares of the Fund, respectively, with an aggregate net asset value equal to the aggregate net asset value of your investment in the Fund as of the Closing Date. The Fund will then cease operations and will be terminated as a series of The Dreyfus/Laurel Funds, Inc. (the “Company”).

Are the investment goals, strategies and risks of each fund similar?

For Internal Distribution Only                                                                                                                                                        Page 2

Yes. The Acquiring Fund and the Fund have similar investment objectives and substantially similar investment management policies. However, the investment practices and limitations of each fund are not identical. The Acquiring Fund seeks long-term capital growth consistent with the preservation of capital; current income is a secondary goal. The Fund seeks long-term capital appreciation.

To pursue its goals, the Acquiring Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in the common stock of U.S. and foreign companies. To pursue its goal, the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in common stocks.

The Acquiring Fund and the Fund each focus on “blue chip” companies with total market capitalizations exceeding $5 billion at the time of purchase, including multinational companies. Blue chip, multinational companies are large, established, globally managed companies that manufacture and distribute their products and services throughout the world. These companies often have a long record of profit growth and dividend payment and a reputation for quality management, products and services. Under normal circumstances, at least 40% of the Acquiring Fund’s assets will be invested in companies that have significant exposure to the economies of countries other than the United States. These are companies that are organized or domiciled in a foreign country or have at least 50% of their assets outside the U.S. or at least 50% of their revenues or profits are from goods produced or sold, investments made, or services performed outside the United States. These companies may be subject to the risks that are involved in investing in foreign securities. The Fund may invest in foreign securities, but does not seek to invest a particular percentage of its assets in foreign companies or companies that have significant exposure to the economies of countries other than the United States.

The Acquiring Fund and the Fund have the same portfolio managers who, when choosing stocks for the funds, identify economic sectors that they believe will expand over the next three to five years or longer. Using fundamental analysis, the portfolio managers then seek companies within these sectors that have dominant positions in their industries and that have demonstrated sustained patterns of profitability, strong balance sheets, an expanding global presence and the potential to achieve predictable, above-average earnings growth. The portfolio managers for the Acquiring Fund and the Fund also are alert to companies which they consider undervalued in terms of current earnings, assets or growth prospects.

The Acquiring Fund and the Fund each employ a “buy-and-hold” investment strategy, which generally has resulted in an annual portfolio turnover rate of below 15%. A “buy-and-hold” strategy is an investment strategy characterized by a low portfolio turnover rate, which helps reduce the funds’ trading costs and minimizes tax liability by limiting the distribution of capital gains.

Each fund also may invest in U.S. dollar-denominated American Depositary Receipts (“ADRs”), which are considered common stock for purposes of the fund’s policy with respect to the investment of 80% of its net assets. ADRs typically are issued by U.S. banks or trust companies and represent indirect ownership interests in securities of non-U.S. issuers that are publicly-traded in overseas markets, and may be converted into the underlying foreign securities. Although ADRs are traded in the United States on national securities exchanges and in the over-the-counter market, their values depend on the performance of the non-dollar denominated underlying foreign securities.

Given that the Acquiring Fund and the Fund have similar investment objectives and substantially similar investment management policies, the risks associated with an investment in the Acquiring Fund and the Fund are substantially similar. Because the Acquiring Fund normally seeks to invest a particular percentage of its assets in companies that have significant exposure to the economies of countries other than the United States, it may be subject to certain of the risks associated with investments in the securities of foreign companies, such as currency risk, political and economic risk and market risk, to a greater extent than the Fund.

For Internal Distribution Only                                                                                                                                                        Page 3

Who will serve as the Investment Adviser to the Acquiring Fund?

Dreyfus is the investment adviser to both the Acquiring Fund and the Fund. Dreyfus has engaged Sarofim & Co. to serve as the Acquiring Fund’s and the Fund’s sub-investment adviser and provide the day-to-day management of each fund’s investments. The Fund and the Acquiring Fund have the same portfolio managers, who are employees of Sarofim & Co.

If the Reorganization is approved, will I continue to have the same shareholder privileges?

Yes. The Acquiring Fund will offer you the same shareholder privileges, such as the Fund Exchanges service, Dreyfus Auto-Exchange Privilege, Wire Redemption and Dreyfus TeleTransfer Privileges, Dreyfus Automatic Asset Builder®, Dreyfus Payroll Savings Plan, Dreyfus Government Direct Deposit, Dreyfus Dividend Sweep, Dreyfus Automatic Withdrawal Plan and Dreyfus Express®, that you currently have as a shareholder of the Fund. Except as provided below, the privileges you currently have on your Fund account will transfer automatically to your account with the Acquiring Fund. While you will continue to have the same privileges as a holder of Class A, Class C or Class I shares of the Acquiring Fund as you previously did as a holder of Class A, Class C or Class I shares of the Fund, please note that if you participated in Dreyfus Government Direct Deposit or made incoming wire transactions or other incoming Automated Clearing House (“ACH”) transactions to your Fund account, you will need to update your incoming ACH and/or wiring instructions with new information with respect to your shares of the Acquiring Fund in order to continue these services and avoid having these transactions rejected by the Acquiring Fund. To continue participating in Dreyfus Government Direct Deposit or to provide ACH and/or wiring instructions as a shareholder of the Acquiring Fund, please call your financial adviser, or call 1-800-DREYFUS, visit www.dreyfus.com or write to the Acquiring Fund at its offices located at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144.

Will the proposed Reorganization result in a higher management fee or higher total Fund expenses?

The Acquiring Fund has a lower management fee and, as described below, although circumstances might change, lower total annual fund expenses than the Fund. Under its agreement with Dreyfus, the Acquiring Fund has agreed to pay Dreyfus a management fee at the annual rate of 0.75% of the value of the Acquiring Fund’s average daily net assets. Under its agreement with Dreyfus, the Fund has agreed to pay Dreyfus a management fee at the annual rate of 1.10% of the value of the Fund’s average daily net assets. Dreyfus, in turn, pays Sarofim & Co. for the provision of sub-investment advisory services to the Acquiring Fund and the Fund. In addition, the Acquiring Fund’s Class A, Class C and Class I shares had a lower total annual expense ratio than the corresponding class of shares of the Fund, based on the expenses of each fund as of the fund’s most recent fiscal year end. As of June 29, 2018, Class A, Class C and Class I shares of the Acquiring Fund continued to have lower expense ratios than Class A, Class C and Class I shares of the Fund, respectively.

Unlike the arrangements between most investment advisers and the funds they manage, the Fund pays Dreyfus a “unitary” fee and Dreyfus pays all of the Fund’s expenses except for certain fees and expenses described in the Prospectus/Proxy Statement. The Acquiring Fund pays Dreyfus a separate management fee, pays certain other service providers (such as the custodian and transfer agent) directly, and bears other Acquiring Fund expenses directly. Consequently, although the Acquiring Fund’s Class A, Class C and Class I shares had, and are expected to continue to have, lower total annual expense ratios than the corresponding class of shares of the Fund, because the “other” expenses of each class of the Acquiring Fund may vary from year to year, it is possible that the total fund operating expenses of one or more classes of the Acquiring Fund will be more or less than those of the corresponding class of the Fund.

For Internal Distribution Only                                                                                                                                                        Page 4

Annual fund operating expenses for the Fund and the Acquiring Fund as of the last fiscal year end (August 31, 2017 for the Fund and October 31, 2017 for the Acquiring Fund) were 1.35% and 1.18% for Class A, 2.10% and 1.92% for Class C, and 1.10% and 0.91% for Class I, respectively. The expense ratios for the Fund and the Acquiring Fund as of June 29, 2018 were approximately 1.35% and 1.16% for Class A, 2.10% and 1.90% for Class C, and 1.10% and 0.89% for Class I, respectively. See “Summary—Comparison of the Acquiring Fund and the Fund—Fees and Expenses” in the Prospectus/Proxy Statement.

What are the expected tax consequences of the Reorganization?

The reorganization will not be a taxable event for federal income tax purposes. Shareholders will not recognize any capital gain or loss as a direct result of the reorganization. A shareholder’s tax basis in Fund shares will carry over to the shareholder’s Acquiring Fund shares, and the holding period for such Acquiring Fund shares will include the holding period for the shareholder’s Fund shares. As a condition to the closing of the reorganization, the Fund and the Acquiring Fund will receive an opinion of counsel to the effect that, for federal income tax purposes, the reorganization will qualify as a tax-free reorganization and, thus, no gain or loss will be recognized by the Fund, the Fund’s shareholders, or the Acquiring Fund as a result of the reorganization. The Fund will distribute any undistributed net investment income and net realized capital gains (after reduction for any capital loss carryforwards) prior to the reorganization, which distribution will be taxable to shareholders who hold shares in taxable accounts. Certain of the Fund’s portfolio securities (currently estimated to represent approximately 10.4% of the Fund’s net assets) may be sold by the Fund before consummation of the reorganization. The sale of such portfolio securities is estimated to result in the realization of approximately $7.5 million in capital gains (approximately $0.83 per share). Management estimates that brokerage commissions and other transaction costs associated with such portfolio sales will be approximately $3,800, such cost to be borne by the Fund. Certain tax attributes of the Fund will carry over to the Acquiring Fund, including the ability of the Acquiring Fund to utilize the Fund’s capital loss carry-forwards, if any. As of August 31, 2017, the Fund’s fiscal year end, and as of June 29, 2018, the Fund had no capital loss carryforwards.

Will I be charged a sales charge, redemption fee or contingent deferred sales charge (“CDSC”) at the time of the Reorganization?

No. No sales charge, redemption fee or CDSC will be imposed at the time of the Reorganization. Any redemption of Class C shares (or Class A shares subject to a CDSC) received in the Reorganization will be subject to the same CDSC as the redemption of Class C shares (or Class A shares subject to a CDSC) of the Fund (calculated from the date of original purchase of Fund shares). Any shares of the Acquiring Fund acquired after the Reorganization will be subject to any applicable sales charges and CDSCs.

Who will pay the costs of the proposed Reorganization?

Because the reorganization will permit Fund shareholders to pursue substantially similar investment goals in a much larger combined fund that has a lower management fee and lower total expense ratio for each class of shares, based on the expenses of each fund as of the fund’s most recent fiscal year end and as of June 29, 2018, expenses relating to the reorganization will be borne by the Fund, whether or not the reorganization is consummated. Such expenses are expected to total approximately $315,000 or approximately 0.19% of the Fund’s net assets as of June 29, 2018. It is estimated that holders of the Fund’s Class A, Class C and Class I shares would start to realize the Acquiring Fund’s lower total annual expense ratio approximately 11.5 months, 10 months and 10.9 months, respectively, after the reorganization occurs based on the current estimate of the expenses of the reorganization and each Class’s pro rata share of those expenses. The Acquiring Fund will not bear any expenses relating to the proposed reorganization.

For Internal Distribution Only                                                                                                                                                        Page 5

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1

PHONE:

To cast your vote by telephone with a proxy specialist, call 1-877-478-5047 Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time and Saturday from 10:00 a.m. to 6:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Shareholders of record as of April 3, 2018 who voted at the initial meeting (or any adjournment thereof), and who continued to hold Fund shares as of August 31, 2018, do not need to take further action with respect to the proposal. Any such Fund shareholders, however, may revoke their vote by submitting a new proxy or by attending the reconvened meeting and voting in person.

Proxy Materials Are Available Online At:

https://im.bnymellon.com/us/en/individual/resources/proxy-materials.jsp

AST Fund Solutions is mentioned on page 28 of the Proxy Statement.

NAME OF FUND	CLASS	CUSIP	TICKER
Dreyfus Core Equity Fund	A	261978217	DLTSX
Dreyfus Core Equity Fund	C	261978134	DPECX
Dreyfus Core Equity Fund	I	261978126	DPERX

For Internal Distribution Only                                                                                                                                                        Page 6

Good (morning, afternoon, evening), my name is (AGENT S FULL NAME).

May I please speak with (SHAREHOLDER S FULL NAME)? (Re-Greet If Necessary)

I am calling on a recorded line from AST Fund Solutions regarding your current investment with Dreyfus Core Equity Fund. I apologize for reaching out to you again. However, the original shareholder meeting of the fund has been reconvened to October 31st. Although those shares that were voted were overwhelmingly voted in favor of the reorganization (approximately 48% of the fund s outstanding shares, representing 92% of the fund s shares voted), the fund did not meet the requisite voting requirements of an affirmative vote of a majority of the fund s outstanding voting shares.

At this time, we are again offering shareholders the convenience of casting their proxy votes by phone with AST in order to expedite the voting process and limit the expenses associated with the proxy solicitation.

The board of directors is recommending a vote in favor of this proposal.

Would you like to vote along with the Board s recommendation?

(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you hold in Dreyfus Core Equity Fund before the meeting takes place, would you like to vote those accounts in the same manner as well? (Pause For Response)

Material Not Received:

We would be happy to resend the information to you. Would you prefer mail or email?

Mail: We would be happy to mail the information to you. Please allow 5 to 7 business days for delivery.

E-mail: I would be happy to e-mail you the information and, if you d like, you can reply to the e-mail with your voting instructions and we can process your vote accordingly. Please allow 24 hours to receive the materials. The e-mail will come from AST Fund Solutions. Please check your spam folder if you don t see our e-mail in your inbox. May I please have your email address? (Notate E-mail Address and Proceed)

CONFIRMATION: I am recording your (Recap Voting Instructions). For confirmation purposes:

  Please state your full name. (Pause refer to rebuttal if neglects to state middle initial)

  According to our records, you reside in (city, state, zip code). (Pause)

  To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)
  (If Wrong address is stated, go to Shareholder states a different address during confirmation ) (If still incorrect, go to Wrong address given by investor )

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on this confirmation. Mr. /Ms. (SHAREHOLDER S LAST NAME), your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

If Undecided on voting:

Participation from un-voted shareholders like you is necessary in order to achieve the vote requirement. Your Fund s Board of Directors has determined that the reorganization continues to be in the best interests of the Fund s shareholders and unanimously recommends a vote For the proposal.

What will happen if the proposal is not approved?

If the Reorganization is not approved by Fund shareholders, the Fund s Board will consider other appropriate courses of action with respect to the Fund, including continuing to operate as the Fund currently does, merger with a different fund or liquidation.

Your Board recommends a vote For the proposal. Would you like to vote along with the Board s recommendation?

(Pause For Response) (Review Voting Options with Shareholder If Necessary)

Shareholder states a different address during confirmation:

Our records indicate a different address. Is it possible the account has been registered at a different address?

Wrong address given by investor:

Mr./Mrs./Ms. (SHAREHOLDER S LAST NAME) I apologize but the address that you just recited for me doesn t match our records and, therefore, I can t take your vote by telephone. Instead, I urge you to complete, sign, date and return your proxy card or voting instruction form at your earliest convenience, or vote your shares by touch-tone telephone or on the Internet by following the instructions provided on your proxy card or voting instruction form. Thank you for your time and have a good (morning, afternoon, evening).

S/h neglects to state middle initial/name suffix/street direction/apartment during confirmation.

Our records also show a (middle initial/name suffix/street direction/apartment). Can you please confirm that as well?

Why do I need to vote? or Why is it so important that I vote?

We want to ensure that your shares are represented at the upcoming special meeting of shareholders. If there is a lack of shareholder participation, the meeting might be adjourned. The Fund's Board has approved and is recommending a vote In Favor . May I record your vote at this time?

Shareholder refuses to vote or give address:

I understand you don t wish to vote at this time, please remember your vote is very important and your time is appreciated. If you change your mind and would like us to assist you in voting by telephone, please call us back toll-free at 1-877-478-5047 Monday through Friday between 9:00 AM and 10:00 PM Eastern Time and Saturday between 10:00 AM and 6:00 PM Eastern Time. You can vote at any time by completing, signing, dating and returning your proxy card or voting instruction form using the postage-paid envelope provided, or by touch-tone telephone or on the Internet by following the instructions provided on your proxy card or voting instruction form. Thank you for your time and have a good (morning, afternoon, evening).

ANSWERING MACHINE SCRIPT:

Hello. My name is [AGENT S FULL NAME] and I am calling from AST Fund Solutions regarding your investment in the

Dreyfus Core Equity Fund. You should have recently received proxy materials in the mail concerning the Fund s

Special Meeting of Shareholders to be held on October 31, 2018. Your vote is important. Please sign, date and promptly mail your proxy card or voting instruction form in the postage-paid envelope provided. Internet or touch-tone telephone voting also is available. Please follow the instructions provided on your proxy card or voting instruction form. If you have any questions, would like to vote or need new proxy materials, please call AST Fund

Solutions, which is your Fund s proxy solicitor, at 1-877-478-5047. Thank you.

DREYFUS CORE EQUITY FUND

c/o The Dreyfus Corporation, 200 Park Avenue, New York, NY 10166

THE VOTING PROCESS CONTINUES AS THE PROPOSED MERGER OF DREYFUS CORE EQUITY FUND INTO DREYFUS WORLDWIDE GROWTH FUND OFFERS POTENTIAL BENEFITS AND EFFICIENCIES FOR SHAREHOLDERS

October 3, 2018

Dear Shareholder:

As you may know, management of The Dreyfus Corporation recommended, and the Board of Directors for Dreyfus Core Equity Fund (the "Fund") unanimously approved, the merger of the Fund into Dreyfus Worldwide Growth Fund (the “Acquiring Fund”). This merger will offer Fund shareholders certain potential benefits, including:

  Significantly larger assets in the combined fund

  The larger combined fund will have lower total annual expense ratios than the Fund

  The larger combined fund will benefit from more efficient portfolio management and will eliminate duplication of resources and costs to manage each fund independently.

The initial proxy campaign commenced in April of this year and concluded on August 1, 2018. While the Fund did not meet the requirement of having more than 50% of its outstanding shares voted in favor of the merger, those shares that were voted were overwhelmingly in favor of the merger (approximately 48% of the Fund's outstanding shares, representing 92% of the Fund's shares voted).

Following the conclusion of the meeting on August 1st, Fund management with the Board of Directors reviewed the results of the vote, and assessed the potential benefits to Fund shareholders associated with continuing the voting process. Fund management and the Board of Directors concluded that because the merger continues to be in the best interest of the Fund, and the vote that had been obtained was significant, the proxy campaign should continue. Accordingly, the Fund's Special Meeting of Shareholders has been reconvened to October 31, 2018, in order to continue to solicit votes necessary to consummate the proposed merger.

WHAT DO WE NEED FROM YOU?

While the merger offers many potential benefits to Fund shareholders, the merger cannot be implemented without obtaining the required authorization from Fund shareholders. Accordingly, your vote is crucial. Enclosed you will find a proxy card and business reply envelope. The proxy card includes information about the Special Meeting of Shareholders which is being held to present this proposal and instructions on how to vote on this matter.

AT THIS POINT, WE HAVE NOT RECEIVED YOUR VOTE AND WOULD GREATLY APPRECIATE YOU ACTING ON

THIS MATTER TODAY.

Please take a moment to review the proposal on the enclosed proxy card and in the Prospectus/Proxy Statement and vote using one of the convenient methods described below. For further information about the proposed merger or how to vote, you can reach us at

1-877-478-5047.

For more details on the proposed merger, including the risks associated with investments in the funds, please refer to the Prospectus/Proxy Statement. You may obtain another copy of the statement by contacting us at the number listed above.

We greatly appreciate your consideration and investment with the Dreyfus Family of Funds.

VOICE YOUR SAY ON THIS MATTER NOW.

1.	BY PHONE. Call the toll free number listed on the enclosed proxy card and following the prerecorded information, or 1-877-478-5047 to cast your vote with a live proxy specialist, quickly and easily.
2.	INTERNET. Log onto the Internet address located on the enclosed proxy card and following the instructions on the website.
3.	VIA MAIL. Sign, date and mail the enclosed proxy card in the postage-prepaid return envelope provided.
4.	VIA EMAIL. Simply execute the enclosed card, take photo of card and email to funds@astfinancial.com

Sincerely,

Bradley J. Skapyak President

THE DREYFUS/LAUREL FUNDS, INC., on behalf of Dreyfus Core Equity Fund